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                                                                   Exhibit 3.242

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that

      1. The name of the corporation (hereinafter called the "corporation") is

                         EMCARE PHYSICIAN SERVICES, INC.

      2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

      3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 8, 2002

                                           /s/ Robyn Bakalar
                                           -------------------------------------
                                           ROBYN E. BAKALAR, ASSISTANT SECRETARY

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

               SPECTRUM PHYSICIAN AND ALLIED HEALTH SERVICES, INC.

Spectrum Physician and Allied Health Services, Inc. (the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      1. The name of the corporation is Spectrum Physician and Allied Health Services, Inc.

      2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article.

Article I: The name of the Corporation is EmCare Physician Services, Inc.

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 9 day of October, 1998.

/s/ Scott W. Roloff
----------------------------------
Scott W. Roloff/Authorized Officer

                                        2

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation SPECTRUM PHYSICIAN AND ALLIED HEALTH SERVICES, INC.

      2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover l 9901, County of Kent.

      3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 3/6, 1998.

                                                SPECTRUM PHYSICIAN AND ALLIED
                                                HEALTH SERVICES, INC.

                                                By: /s/ S. Kent Fannon
                                                    -------------------------
                                                    Name: S. Kent Fannon
                                                    Title: Senior Vice President

                                        3

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                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                             A CERTAIN ERROR IN THE
          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON
                                FEBRUARY 27, 1997

Spectrum Physican and Allied Health Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. The name of the corporation is Spectrum Physican and Allied Health Services, Inc.

      2. That a Certificate of Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on February 27, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

      3. The inaccuracy or defect of said Certificate to be corrected is as follows: The word "Physican" the company name was misspelled.

      4. Article First of the Certificate is corrected to read as follows: The name of the corporation is: Spectrum Physician and Allied Health Services, Inc.

      IN WITNESS WHEREOF, said Spectrum Physican and Allied Health Services, Inc. has caused this Certificate to be signed by Ruth E. Kim, its Assistant Secretary, this 12 day of May, 1997.

                              Spectrum Physican and Allied Health Services, Inc.

                              By: /s/ Ruth E. Kim
                                  -------------------
                                  Assistant Secretary

                                        4

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                     *******

Professional Anesthesia Services, Inc., a corporation organized and existing under and by virtue of the General Competition Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution premising and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of Professional Anesthesia Services, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

      1. The name of the corporation is: Spectrum Physician and Allied Health Services, Inc.

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Professional Anesthesia Services, Inc. has caused this certificate to be signed by Sally A. Powers, its Vice President and attested by Ruth E. Kim, its Assistant Secretary, this 27th day of February, 1997.

                                              PROFESSIONAL ANESTHESIA SERVICES,
                                              INC.

                                              By /s/ Sally A. Powers
                                                 -------------------------------
                                                 Sally A. Powers, Vice President

ATTEST:

By /s/  Ruth E. Kim
   --------------------------------
   Ruth E. Kim, Assistant Secretary

                                        5
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                          CERTIFICATE OF INCORPORATION

                                       OF

                     PROFESSIONAL ANESTHESIA SERVICES, INC.

      FIRST: The name of the corporation is Professional Anesthesia Services, Inc.

      SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: The corporation shall be authorized to issue 1,000 shares all of which are to be of one class and with a par value of $1.00 par share.

      FIFTH: The name and mailing address of the incorporator is as follows:

             Name                          Address
             Lilly Dorsa                   1101 Market Street
                                           Philadelphia, Pennsylvania 19107

      SIXTH: Elections of directors need not be by written ballot.

      SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title S of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title S of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which

                                        6

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the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this fifteenth day of January, 1993.

                                                              /s/  Lilly Dorsa
                                                              ------------------
                                                              Lilly Dorsa
                                                              Incorporator

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